Exhibit 4.22

PLEDGE AND SECURITY AGREEMENT

PLEDGE AND SECURITY AGREEMENT, dated as of February 9, 2012 (this “Agreement”), made by DRYSHIPS INC., a Marshall Islands corporation (the “Grantor”), to HSH NORDBANK AG, not in its individual capacity, but solely as security trustee pursuant to the Loan Agreements described below (in such capacity, together with any successor security trustee appointed pursuant to the Loan Agreements, the “Secured Party”).

W I T N E S S E T H:

WHEREAS, by a Loan Agreement dated March 31, 2006 as amended and restated by an Amending and Restating Agreement dated May 23, 2007 (the “Senior Loan Agreement”) and made between (i) the Grantor as borrower, (ii) the banks and financial institutions listed therein as lenders (the “Senior Lenders”), (iii) the banks and financial institutions listed therein as swap banks (the “Senior Swap Banks”), (iv) HSH Nordbank AG as agent, lead bookrunner and lead arranger, (v) the Secured Party as security trustee, (vi) The Governor and Company of the Bank of Scotland (“BOS”) as joint bookrunner and (vii) BOS and HSH Nordbank AG as joint underwriters, it was agreed that the Senior Lenders would make available to the Grantor term loan and short-term credit facilities of (originally) up to U.S.$518,750,000 (the “Senior Loan”) in aggregate;

WHEREAS, by a Loan Agreement dated March 31, 2006 as amended and restated by an Amending and Restating Agreement dated May 23, 2007 (the “Junior Loan Agreement”) and made between (i) the Grantor, (ii) the banks and financial institutions listed therein as lenders (the “Junior Lenders”), (iii) the banks and financial institutions listed therein as swap banks (the “Junior Swap Banks”), (iv) HSH Nordbank AG as agent, lead bookrunner and lead arranger, (v) the Secured Party as security trustee and (vi) BOS as joint bookrunner, it was agreed that the Junior Lenders would make available to the Grantor term loan and short-term credit facilities of (originally) up to U.S.$110,000,000 (the “Junior Loan”) in aggregate;

WHEREAS, by two master agreements (on the 1992 or 2002 ISDA Master Agreement (Multicurrency-Crossborder) form) (each a “Senior Master Agreement” and together, the “Senior Master Agreements”) each dated March 31, 2006 and made between (i) the Borrower and (ii) a Senior Swap Bank, it was agreed that each Senior Swap Bank would enter into Designated Transactions with the Grantor from time to time to hedge the Grantor’s exposure under the Senior Loan Agreement to interest rate fluctuations;

WHEREAS, by two master agreements (on the 1992 or 2002 ISDA Master Agreement (Multicurrency Crossborder form) (each a “Junior Master Agreement” and together, the “Junior Master Agreements”) each dated March 31, 2006 and made between (i) the Borrower and (ii) a Junior Swap Bank, it was agreed that each Junior Swap Bank would enter into Designated Transactions with the Grantor from time to time to hedge the Grantor’s exposure under the Junior Loan Agreement to interest rate fluctuations;

WHEREAS, by the Agency and Trust Agreement entered into pursuant to the Senior Loan Agreement and the Junior Loan Agreement, it was agreed that the Secured Party would hold the Trust Property on trust for the Senior Lenders, the Junior Lenders, the Senior Swap Banks and the Junior Swap Banks;

WHEREAS, by two supplemental letter agreements dated the date hereof amending and supplementing the Senior Loan Agreement and the Junior Loan Agreement, respectively, the Borrower has agreed to provide additional security by executing this Agreement with the Secured Party;

WHEREAS, the Grantor is the beneficial owner and the owner of record of 10,000,000 uncertificated common shares (collectively, the “Pledged Shares”) of the issued and outstanding stock of Ocean Rig UDW Inc., a Marshall Islands corporation (the “Issuer”), which Pledged Shares are maintained on the Issuer’s books by American Stock Transfer & Trust Company, LLC as transfer agent for and on behalf of the Issuer;

WHEREAS, it is a condition precedent to the continued availability of the term loan and short term credit facilities under the Senior Loan Agreement and the Junior Loan Agreement that the Grantor executes, delivers and enters into this Agreement;

NOW, THEREFORE, in consideration of the premises, the Grantor hereby agrees with the Secured Party as follows:

Section 1 Definitions and Interpretation. (a) Unless otherwise defined herein, all capitalized terms used herein and defined in the Senior Loan Agreement shall be used herein as therein defined.

(b) As used in this Agreement, the following terms shall have the following meanings:

“Agent” has the meaning given such term in Section 10(b).

“Agreement” has the meaning given such term in the introduction hereof.

“BOS” has the meaning given such term in the recitals hereof.

“Collateral” has the meaning given such term in Section 2.

“Control Agreement” has the meaning given such term in Section 4(i).

“Finance Documents” means:

(a) the Senior Loan Agreement;

(b) all documents defined as “Finance Documents” in the Senior Loan Agreement;

(c) the Junior Loan Agreement;

(d) all documents defined as “Finance Documents” in the Junior Loan Agreement;

(e) any other document (whether creating a Lien or not) which is executed at any time by the Grantor or any other Person as security for, or to establish any form of subordination or priorities arrangement in relation to, any amount payable to the Senior Lenders or any other Creditor Party under the Senior Loan Agreement or the Junior Lenders or any other Creditor Party under the Junior Loan Agreement.

“Grantor” has the meaning given such term in the introduction hereof.

“Indemnified Party” has the meaning given such term in Section 14(a).

“Issuer” has the meaning given such term in the recitals hereof.

“Junior Lenders” has the meaning given such term in the recitals hereof.

“Junior Loan” has the meaning given such term in the recitals hereof.

“Junior Loan Agreement” has the meaning given such term in the recitals hereof.

“Junior Master Agreement(s)” has the meaning given such term in the recitals hereof.

“Junior Secured Liabilities” means all liabilities which the Grantor, the Security Parties, or any of them have, at the date of this Agreement or at any later time or times, to the Junior Lenders, the Secured Party or any other Creditor Party under or in connection with the Junior Loan Agreement or any Finance Document (other than, in the case of a Finance Document, any liabilities of the Grantor or the Security Parties (or any of them) thereunder which relate directly to, or arise from, the Senior Loan Agreement, the Senior Master Agreements, the Senior Loan or the Swap Exposure (as defined in the Senior Loan Agreement)) or any Designated Transaction entered into pursuant to the Junior Master Agreement or any judgment relating to the Junior Loan Agreement or any Finance Document (other than any liabilities of the Grantor or the Security Parties (or any of them) thereunder which relate directly to, or arise from, the Senior Loan Agreement, the Senior Master Agreements, the Senior Loan or the Swap Exposure (as defined in the Senior Loan Agreement)) and for this purpose there shall be disregarded any total or partial discharge of these liabilities, or variation of their terms, which is effected by, or in connection with, any bankruptcy, liquidation, arrangement or other procedure under the insolvency laws of any country.

“Junior Swap Banks” has the meaning given such term in the recitals hereof.

“Lien” means any lien, security interest or other charge or encumbrance of any kind, or any other type of preferential arrangement, including, without limitation, the lien or retained security title of a conditional vendor.

“Loan Agreements” means, together, the Senior Loan Agreement and the Junior Loan Agreement.

“Notice of Exclusive Control” has the meaning given such term in Section 3(b) of the Control Agreement.

“Pledged Shares” has the meaning given such term in the recitals hereof.

“Secured Liabilities” means, together, the Senior Secured Liabilities and the Junior Secured Liabilities.

“Secured Obligations” has the meaning given such term in Section 3.

“Secured Party” has the meaning given such term in the introduction hereof, subject to Section 10(b).

“Securities Act” means the Securities Act of 1933, as amended, as in effect from time to time.

“Senior Lenders” has the meaning given such term in the recitals hereof.

“Senior Loan” has the meaning given such term in the recitals hereof.

“Senior Loan Agreement” has the meaning given such term in the recitals hereof.

“Senior Master Agreement(s)” has the meaning given such term in the recitals hereof.

“Senior Secured Liabilities” means all liabilities which the Grantor, the Security Parties or any of them have, at the date of this Deed or at any later time or times, to the Security Trustee or any other Creditor Party under or in connection with any Finance Document (other than, in the case of a Finance Document, any liabilities of the Grantor or the Security Parties (or any of them) thereunder which relate directly to, or arise from the Junior Loan Agreement, the Junior Master Agreements, the Junior Loan or the Swap Exposure (as defined in the Junior Loan Agreement)) or any Designated Transaction entered into pursuant to the Senior Master Agreements or any judgment relating to any Finance Document (other than any liabilities of the Grantor or the Security Parties (or any of them) thereunder which relate directly to, or arise from the Junior Loan Agreement, the Junior Master Agreements, the Junior Loan or the Swap Exposure (as defined in the Junior Loan Agreement)) and for this purpose, there shall be disregarded any total or partial discharge of those liabilities, or variation of their terms, which is effected by, or in connection with, any bankruptcy, liquidation, arrangement or other procedure under the insolvency laws of any country.

“Senior Swap Banks” has the meaning given such term in the recitals hereof.

“UCC” means the Uniform Commercial Code as in effect, from time to time, in the State of New York; provided that, if perfection or the effect of perfection or non-perfection or the priority of any security interest in any Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of New York, “UCC” means the Uniform Commercial Code as in effect from time to time in such other jurisdiction for purposes of the provisions hereof relating to such perfection, effect of perfection or non-perfection or priority.

(b) Unless otherwise defined in this Agreement, terms defined in Article 9 of the UCC are used in this Agreement as such terms are defined in such Article 9.

(c) The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. The words “include”, “includes”, and “including” shall be deemed to be followed by the phrase “without limitation”. Unless the context requires otherwise (i) each definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, amended and restated, supplemented or otherwise modified (subject to any restrictions on such amendments, restatements, supplements or modifications), (ii) each reference to any statute or act shall include all related current regulations, all amendments to such statutes, acts and regulations and any successor statutes, acts and regulations (and any reference to any statute, act or regulation, without additional reference, shall be deemed to refer to federal statutes, acts and regulations of the United States), (iii) each reference herein to any Person shall be construed to include such Person’s successors and permitted assigns, (iv) the words “herein”, “hereof” and “hereunder”, and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (v) each reference herein to articles, sections, paragraphs and clauses are to the articles, sections, paragraphs and clauses of this Agreement, and (vi) the headings of the several articles, sections and subsections of this Agreement are inserted for convenience only and shall not in any way affect the meaning or construction of any provision of this Agreement.

Section 2 Pledge of Shares. The Grantor hereby assigns and pledges to the Secured Party for the ratable benefit of the Creditor Parties, and hereby grants to the Secured Party for the ratable benefit of the Creditor Parties a security interest in, the Grantor’s right, title and interest in and to the following, whether now owned or hereafter acquired by the Grantor, wherever located, and whether now or hereafter existing or arising (collectively, the “Collateral”):

(a) all the rights and property interest of the Grantor in and to the Pledged Shares, and all dividends, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of the Pledged Shares; and

(b) all proceeds of any all the foregoing.

Section 3 Security for Obligations. This Agreement secures the payment of the Secured Liabilities and all obligations of the Grantor to the Secured Party now or hereafter existing under this Agreement, whether direct or indirect, absolute or contingent, and whether for principal, reimbursement obligations, interest, fees, premiums, penalties, indemnifications, contract causes of action, costs, expenses or otherwise (all such obligations being the “Secured Obligations”). Without limiting the generality of the foregoing, this Agreement secures the payment of all amounts that constitute part of the Secured Obligations and would be owed by the Grantor under the Finance Documents or this Agreement but for the fact that they are unenforceable or not allowable due to the existence of a bankruptcy, reorganization or similar proceeding involving the Grantor.

Section 4 Control and Delivery of Collateral. (a) With respect to any Pledged Shares that are not represented by a certificate, the Grantor shall cause the Issuer to duly authorize and execute, and deliver to the Secured Party, an agreement (as so executed, the “Control Agreement”) for the benefit of the Secured Party and the Creditor Parties substantially in the form of Annex I hereto (appropriately completed to the reasonable satisfaction of the Secured Party and with such modifications, if any, as shall be reasonably satisfactory to the Secured Party) pursuant to which the Issuer agrees to comply with any and all instructions originated by the Secured Party without further consent by the Grantor and not to comply with instructions regarding such Pledged Shares originated by any other Person other than a court of competent jurisdiction.

(b) With respect to any Pledged Shares that are represented by a certificate, the Grantor shall deliver such certificate to the Secured Party with powers executed in blank.

Section 5 Representations and Warranties. The Grantor represents and warrants as follows:

(a) The Pledged Shares have been duly authorized and validly issued by the Issuer, and are fully paid and non-assessable.

(b) The Grantor is the beneficial owner of all the Pledged Shares and of the Collateral, free and clear of any Lien, claim, option or right of others, except for the security interests created under this Agreement. No effective financing statement or other instrument similar in effect listing the Grantor or any trade name of the Grantor as debtor and covering all or any part of the Collateral is on file in any recording office.

(c) All filings and other actions necessary to perfect the security interest in the Collateral created under this Agreement have been duly made or taken and are in full force and effect, and this Agreement creates in favor of the Secured Party a valid and, together with such filings and other actions, perfected first-priority security interest in the Collateral securing the payment of the Secured Obligations.

(d) No authorization or approval or other action by, and no notice to or filing with, any governmental authority or any other third party is required for (i) the grant by the Grantor of the security interest granted hereunder or for the execution, delivery or performance of this Agreement by the Grantor, (ii) the perfection or maintenance of the security interest created hereunder (including the first-priority nature of such security interest), or (iii) the exercise by the Secured Party of its rights provided for in this Agreement or the remedies in respect of the Collateral pursuant to this Agreement.

Section 6 Further Assurances. (a) The Grantor shall from time to time, at the expense of the Grantor, promptly execute and deliver, or otherwise authenticate, all further instruments and documents, and take ail further action that may be necessary or desirable, or that the Secured Party may reasonably request, to perfect and protect any pledge or security interest granted or purported to be granted by the Grantor hereunder or to enable the Secured Party to exercise and enforce its rights and remedies hereunder with respect to any Collateral. Without limiting the generality of the foregoing, the Grantor shall promptly: (i) file such financing or continuation statements, or amendments thereto, and such other instruments or notices, as may be necessary or desirable, or as the Secured Party may reasonably request, to perfect and preserve the security interest granted or purported to be granted by the Grantor hereunder (including the first-priority nature thereof); and (ii) deliver to the Secured Party evidence that all other action that the Secured Party may deem reasonably necessary or desirable to perfect and protect the security interest created under this Agreement has been taken.

(b) The Grantor hereby authorizes the Secured Party to file one or more financing or continuation statements, and amendments thereto, as may be necessary or desirable, without the signature of the Grantor where permitted by law, to perfect and preserve the security interest granted or purported to be granted by the Grantor hereunder (including the first-priority nature thereof). A photocopy or other reproduction of this Agreement or any financing statement covering the Collateral or any part thereof shall be sufficient as a financing statement where permitted by law.

Section 7 Voting Rights, Dividends, Etc.. (a) Unless and until there shall have occurred and be continuing an Event of Default and such Event of Default continues unremedied for a period of 5 days:

(i) the Grantor shall be entitled to exercise any and all voting and other consensual rights pertaining to the Pledged Shares or any part thereof for any purpose; provided, however, that the Grantor shall not exercise or refrain from exercising any such right if such action would be prejudicial to the security created by this Agreement or otherwise inconsistent with the terms of this Agreement and the other Finance Documents (for the avoidance of doubt, the Grantor shall not (without the prior written consent of the Secured Party, which consent shall not be unreasonably withheld, delayed or conditioned) be entitled to exercise any such powers to effect any amendment or revocation of the Issuer’s constitutional documents if such amendment or revocation would be materially adverse to the Secured Party); and

(ii) the Grantor shall be entitled to receive directly, and to retain all dividends and other distributions (including, but not limited to, cash) paid or distributed by way of dividend or otherwise in respect of the Collateral; provided, however, that any and all dividends and other distributions paid or payable in connection with a partial or total liquidation or dissolution or in connection with a reduction of capital, capital or capital surplus, or in redemption or exchange for Pledged Shares shall be, and shall be forthwith delivered to the Secured Party to hold as, Collateral; and provided, further, however, that all other or additional stock or other securities or property paid or distributed in respect of the Pledged Shares by way of stock-split, spin-off, split-up, reclassification, combination of shares or similar arrangement shall be, and shall be forthwith delivered to the Secured Party to hold as, Collateral.

All dividends, distributions or other payments which are received by the Grantor contrary to the provisions of Section 7(a)(ii) shall be received in trust for the benefit of the Secured Party, shall be segregated from other property or funds of the Grantor and shall be forthwith paid over and/or delivered to the Secured Party as Collateral in the same form as so received (with any necessary endorsement).

(b) If there shall have occurred and be continuing an Event of Default and such Event of Default continues unremedied or unwaived for a period of 5 days:

(i) all rights of the Grantor (1) to exercise or refrain from exercising the voting and other consensual rights that it would otherwise be entitled to exercise pursuant to Section 7(a)(i) shall, upon notice to the Grantor by the Secured Party, cease, and (2) to receive the dividends and other distributions that it would otherwise be authorized to receive and retain pursuant to Section 7(a)(ii) shall automatically cease, and all such rights shall thereupon become vested in the Secured Party which shall thereupon have the sole right to exercise or refrain from exercising such voting and other consensual rights and to receive and to hold as Collateral such dividends and other distributions;

(ii) all dividends, distributions or other payments which are received by the Grantor contrary to the provisions of Section 7(b)(i) shall be received in trust for the benefit of the Secured Party, shall be segregated from other property or funds of the Grantor and shall be forthwith paid over and/or delivered to the Secured Party as Collateral in the same form as so received (with any necessary endorsement); and

(iii) The Secured Party shall be authorized to send to the Issuer a Notice of Exclusive Control.

Section 8 Transfers and Other Liens. The Grantor shall not (a) sell, assign or otherwise dispose of, or grant any option with respect to, any of the Collateral, except that the Grantor shall be permitted to receive and to retain dividends and other distributions to the extent permitted by Section 7(a)(ii), or (b) create or suffer to exist any Lien upon or with respect to any of the Collateral except for the pledge and security interest created by this Agreement.

Section 9 Secured Party Appointed Attorney-in-Fact. The Grantor hereby irrevocably appoints the Secured Party the Grantor’s attorney-in-fact, with full authority in the place and stead of the Grantor and in the name of the Grantor or otherwise, from time to time, upon the occurrence and during the continuance of an Event of Default continuing unremedied or unwaived for a period of 5 days, in the Secured Party’s discretion, to take any action and to execute any instrument that the Secured Party may deem necessary or advisable to accomplish the purposes of this Agreement, including:

(a) to ask for, demand, collect, sue for, recover, compromise, receive and give acquittance and receipts for moneys due and to become due under or in respect of any of the Collateral,

(b) to receive, indorse and collect any drafts or other instruments, documents and chattel paper, in connection with clause (a) above, and

(c) to file any claims or take any action or institute any proceedings that the Secured Party may deem necessary or desirable for the collection of any of the Collateral or otherwise to enforce the rights of the Secured Party with respect to any of the Collateral.

Section 10 The Secured Party’s Duties. (a) The powers conferred on the Secured Party hereunder are solely to protect the Secured Party’s interest in the Collateral and shall not impose any duty upon it to exercise any such powers. Except for the safe custody of any Collateral in its possession and the accounting for moneys actually received by it hereunder, the Secured Party shall have no duty as to any Collateral, as to ascertaining or taking action with respect to calls, conversions, exchanges, maturities, tenders or other matters relative to any Collateral, whether or not the Secured Party has or is deemed to have knowledge of such matters, or as to the taking of any necessary steps to preserve rights against any parties or any other rights pertaining to any Collateral. The Secured Party shall be deemed to have exercised reasonable care in the custody and preservation of any Collateral in its possession if such Collateral is accorded treatment substantially equal to that which it accords its own property.

(b) Anything contained herein to the contrary notwithstanding, the Secured Party may from time to time, when the Secured Party deems it to be necessary, appoint one or more agent (each an “Agent”) with respect to all or any part of the Collateral. In the event that the Secured Party so appoints any Agent with respect to any Collateral, (i) the assignment and pledge of such Collateral and the security interest granted in such Collateral by the Grantor hereunder shall be deemed for purposes of this Agreement to have been made to such Agent, in addition to the Secured Party, as security for the Secured Obligations, (ii) such Agent shall automatically be vested, in addition to the Secured Party, with all rights, powers, privileges, interests and remedies of the Secured Party hereunder with respect to such Collateral, and (iii) the term “Secured Party,” when used herein in relation to any rights, powers, privileges, interests and remedies of the Secured Party with respect to such Collateral, shall include such Agent; provided, however, that no such Agent shall be authorized to take any action with respect to any such Collateral unless and except to the extent expressly authorized in writing by the Secured Party.

Section 11 Remedies. If any Event of Default shall have occurred and be continuing unremedied or unwaived for a period of 5 days:

(a) The Secured Party may exercise in respect of the Collateral, in addition to other rights and remedies provided for herein or otherwise available to it, all the rights and remedies of a secured party upon default under the UCC (whether or not the UCC applies to the affected Collateral) and also may: (i) transfer all or any part of the Collateral into the name of the Secured Party’s nominee or nominees; (ii) vote all or any part of the Collateral and give all consents, waivers and ratifications in respect of the Collateral and otherwise act with respect thereto as though it were the outright owner thereof (the Grantor hereby irrevocably constituting and appointing the Secured Party the proxy and attorney-in-fact of the Grantor, with full power of substitution to do so); (iii) without notice except as specified below, sell the Collateral or any part thereof in one or more parcels at public or private sale, at any of the Secured Party’s offices or elsewhere, for cash, on credit or for future delivery, and upon such other terms as the Secured Party may deem commercially reasonable. The Grantor agrees that, to the extent notice of sale shall be required by law, at least ten days’ notice to the Grantor of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification. The Secured Party shall not be obligated to make any sale of Collateral regardless of notice of sale having been given. The Secured Party may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned. The Grantor hereby waives and releases to the fullest extent permitted by law any right or equity of redemption with respect to the Collateral, whether before or after sale hereunder, and all rights, if any, of marshalling the Collateral and any other security for the Secured Obligations or otherwise. At any such sale, unless prohibited by applicable law, the Secured Party may bid for and purchase all or any part of the Collateral so sold free from any such right or equity of redemption.

(b) Any cash held by or on behalf of the Secured Party and all cash proceeds received by or on behalf of the Secured Party in respect of any sale of, collection from, or other realization upon all or any part of the Collateral may, in the discretion of the Secured Party, be held by the Secured Party as collateral for, or then or at any time thereafter applied in whole or in part by the Secured Party against, all or any part of the Secured Obligations in accordance with Clause 17 of the Senior Loan Agreement.

(c) The Secured Party may, without notice to the Grantor except as required by law and at any time or from time to time, charge, set-off and otherwise apply all or any part of the Secured Obligations against any funds held as Collateral.

Section 12 Registration, Etc.. Upon the occurrence of an Event of Default which is continuing unremedied for more than 5 days, and if the Secured Party exercises its right to sell all or any of the Pledged Shares, the Grantor agrees that, upon the written request of the Secured Party, the Grantor shall, at its own expense:

(a) execute and deliver, and cause the Issuer, the directors and officers thereof to execute and deliver, all such instruments and documents, and do or cause to be done all such other acts and things, as may be necessary or, in the opinion of the Secured Party and its legal advisors, advisable to register such Pledged Shares under the provisions of the Securities Act, to cause the registration statement relating thereto to become effective and to remain effective for such period as prospectuses are required by law to be furnished and to make all amendments and supplements thereto and to the related prospectus that, in the opinion of the Secured Party, are necessary or advisable, all in conformity with the requirements of the Securities Act and the rules and regulations of the Securities and Exchange Commission applicable thereto:

(i) use its best efforts to qualify the Pledged Shares under the state securities or “Blue Sky” laws and to obtain all necessary governmental approvals for the sale of the Pledged Shares, as requested by the Secured Party;

(ii) provide the Secured Party with such other information and projections as may be necessary or, in the opinion of the Secured Party, advisable to enable the Secured Party to effect the sale of the Pledged Shares; and

(iii) do or cause to be done all such other acts and things as may be necessary to make such sale of the Pledged Shares or any part thereof valid and binding and in compliance with applicable law; and

(b) deliver or otherwise disclose to any prospective purchaser of the Pledged Shares any registration statement or prospectus, all supplements and amendments thereto, projections and any other information referred to in Section 12(a) in respect of the Pledged Shares.

Section 13 Remedies Cumulative. Each and every right, power and remedy of the Secured Party provided for in this Agreement, or now or hereafter existing at law or in equity or by statute shall be cumulative and concurrent and shall be in addition to every other such right, power or remedy. The exercise or beginning of the exercise by the Secured Party of any one or more of the rights, powers or remedies provided for in this Agreement or now or hereafter existing at law or in equity or by statute or otherwise shall not preclude the simultaneous or later exercise by the Secured Party of all such other rights, powers or remedies, and no failure or delay on the part of the Secured Party to exercise any such right, power or remedy shall operate as a waiver thereof. No notice to or demand on the Grantor in any case shall entitle it to any other or further notice or demand in similar or other circumstances or constitute a waiver of any of the rights of the Secured Party to any other or further action in any circumstances without notice or demand.

Section 14 Indemnity and Expenses. (a) The Grantor agrees to indemnify, defend and save and hold harmless the Secured Party and each of its subsidiaries, parent companies and other affiliates and their respective officers, directors, employees, agents and advisors (each, an “Indemnified Party”) from and against, and shall pay on demand, any and all claims, damages, losses, liabilities and reasonable expenses (including, without limitation, reasonable fees and expenses of counsel) that may be incurred by or asserted or awarded against any Indemnified Party, in each case arising out of or in connection with or resulting from this Agreement (including, without limitation, enforcement of this Agreement), except to the extent such claim, damage, loss, liability or expense is found in a final, non-appealable judgment by a court of competent jurisdiction to have resulted from such Indemnified Party’s gross negligence or willful misconduct.

(b) The Grantor shall upon demand pay to the Secured Party the amount of any and all reasonable expenses, including, without limitation, the reasonable fees and expenses of its counsel and of any experts and agents, that the Secured Party may incur in connection with (i) the custody, preservation, use or operation of, or the sale of, collection from or other realization upon, any of the Collateral, (ii) the exercise or enforcement of any of the rights of the Secured Party hereunder or (iii) the failure by the Grantor to perform or observe any of the provisions hereof.

(c) This Agreement shall continue to be effective or be reinstated, as the case may be, if at any time any payment of any of the Secured Obligations is rescinded or must otherwise be returned by any Creditor Party or by any other Person upon the insolvency, bankruptcy or reorganization of any Security Party or otherwise, all as though such payment had not been made.

Section 15 Amendments, Waivers, Etc. No amendment or waiver of any provision of this Agreement, and no consent to any departure by the Grantor herefrom, shall in any event be effective unless the same shall be in writing and signed by the Secured Party, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. No failure on the part of the Secured Party to exercise, and no delay in exercising any right hereunder, shall operate as a waiver thereof; nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or the exercise of any other right. No amendment shall be effective unless the same shall be in writing and signed by the Secured Party and the Grantor.

Section 16 Notices, Etc. All notices or other communications under or in respect of this Agreement to any party hereto shall be made in accordance with Clause 28 of the Senior Loan Agreement.

Section 17 Continuing Security Interest; Assignments under the Loan Agreements. (a) This Agreement shall create a continuing security interest in the Collateral and shall (i) remain in full force and effect until the earlier of (1) the payment in full in cash of the Secured Obligations, and (2) unless the Secured Party has previously given a Notice of Exclusive Control to the Issuer, 11:59PM, New York time, March 31, 2012, (ii) be binding upon the Grantor, its successors and assigns and (iii) inure, together with the rights and remedies of the Secured Party hereunder, to the Secured Party for the benefit of the Creditor Parties and their respective successors, transferees and assigns.

(b) Without limiting the generality of Section 17(a), any Creditor Party may assign or otherwise transfer all or any portion of its rights and obligations under the Finance Documents to any other Person to the extent permitted by the Loan Agreement, and such other Person shall thereupon become vested with all the benefits in respect thereof granted to such Creditor Party herein or otherwise, in each case as provided in Clause 26 of either of the Loan Agreements and/or Clause 5 of the Agency and Trust Agreement, as the case may be.

Section 18 Release. Upon the first to occur of (i) the payment in full in cash of the Secured Obligations, and (ii) unless the Secured Party has previously given a Notice of Exclusive Control to the Issuer, 11:59PM, New York time, March 31, 2012, the pledge and security interest granted hereby shall terminate and all rights to the Collateral shall revert to the Grantor. Upon any such termination, the Secured Party will promptly, at the Grantor’s expense, (i) execute and deliver to the Grantor proper instruments of release evidencing the termination and release described above and (ii) execute and deliver to the Grantor such other documents, and take such actions, as the Grantor shall reasonably request to effect and evidence the termination and release described above.

Section 19 Execution in Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

Section 20 Governing Law; Submission To Jurisdiction; Venue; Waiver Of Jury Trial. (a) This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York (without regard to its conflict of law provisions other than Section 5-1401 and Section 5-1402 of The New York General Obligations Law).

(b) The Grantor hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of any New York State court or Federal court of the United States of America sitting in New York City, and any appellate court thereof, in any action or proceeding arising out of or relating to this Agreement, or for recognition or enforcement of any judgment, and the Grantor hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State Court or, to the extent permitted by law, in such Federal court. The Grantor agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Subject to the foregoing and to paragraph (c) below, nothing in this Agreement shall affect any right that any party hereto may otherwise have to bring any action or proceeding relating to this Agreement against any other party hereto in the courts of any jurisdiction.

(c) The Grantor hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement in any New York State or Federal court and the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court and any immunity from jurisdiction of any court or from any legal process with respect to itself or its property.

(d) The Grantor agrees that service of process may be made on it by personal service of a copy of the summons and complaint or other legal process in any such suit, action or proceeding, or by registered or certified mail (postage prepaid) to its address specified in Clause 28 of the Senior Loan Agreement, or by any other method of service provided for under the applicable laws in effect in the State of New York.

Section 21 WAIVER OF JURY TRIAL. EACH OF THE GRANTOR AND THE SECURED PARTY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE ACTIONS OF THE SECURED PARTY IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE OR ENFORCEMENT HEREOF.

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IN WITNESS WHEREOF, the Grantor has caused this Agreement to be duly executed and delivered by its officer thereunto duly authorized as of the date first above written.

DRYSHIPS INC.

By:	/s/ DIMITRIS GLYNOS
Name: DIMITRIS GLYNOS
Title: ATTORNEY-IN-FACT

Accepted and Agreed to:

HSH NORDBANK AG, as Security Trustee

By:	/s/ VASSILIKI GEORGOPOULOS
Name: VASSILIKI GEORGOPOULOS
Title: ATTORNEY-IN-FACT